Exhibit 10.1

AMENDMENT NO. 1 TO
AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

This AMENDMENT NO. 1 to AMENDED AND RESTATED Credit AND GUARANTY Agreement (this "Amendment") is entered into as of May 9, 2016 among VERTEX ENERGY OPERATING, LLC, a Texas limited liability company ("Company"), VERTEX, ENERGY, INC., a Nevada corporation ("Holdings"), the other Credit Parties party hereto, the Lenders party hereto, and GOLDMAN SACHS BANK USA, as Administrative Agent (in such capacity, "Administrative Agent"), Collateral Agent and Lead Arranger.

W I T N E S S E T H

WHEREAS, Company, Holdings, the other Guarantors from time to time party thereto (collectively, the "Credit Parties"), the lenders from time to time party thereto (the "Lenders") and Administrative Agent are parties to that certain Amended and Restated Credit and Guaranty Agreement dated as of January 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement); and

WHEREAS, Company has requested, and the Administrative Agent and Lenders have agreed, to amend the Credit Agreement as set forth herein subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Amendments. In reliance upon the representations and warranties of the Credit Parties set forth in Section 3 below and subject to the conditions to effectiveness set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a)                Section 1.1 of the Credit Agreement is hereby amended to insert the following new defined term in its appropriate alphabetical order:

"First Amendment Effective Date" means May 9, 2016.

(b)               The definition of "Change of Control" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to "20%" in clause (i) of such definition and replacing it with "10%" in lieu thereof.

(c)                The definitions of "Fixed Charge Coverage Ratio" and "Leverage Ratio" set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in its entirety as follows:

"Fixed Charge Coverage Ratio" means the ratio as of the last day of (i) March 31, 2017, of (a) Consolidated Adjusted EBITDA for the Fiscal Quarter then ended to (b) Consolidated Fixed Charges for such Fiscal Quarter, (ii) June 30, 2017, of (a) Consolidated Adjusted EBITDA for the two Fiscal Quarters then ended to (b) Consolidated Fixed Charges for such two Fiscal Quarter period, (iii) September 30, 2017, of (a) Consolidated Adjusted EBITDA for the three Fiscal Quarters then ended to (b) Consolidated Fixed Charges for such three Fiscal Quarter period and (iv) any other Fiscal Quarter thereafter of (a) Consolidated Adjusted EBITDA for the four Fiscal Quarters then ended to (b) Consolidated Fixed Charges for such four Fiscal Quarter period.

"Leverage Ratio" means, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date, to (ii) Consolidated Adjusted EBITDA for the period of 12 consecutive fiscal months ending on such date (or if such date of determination is not the last day of a fiscal month, for the most recently ended period of 12 consecutive fiscal months for which financial statements have been delivered); provided, that for purposes of clause (ii) above, (1) for the period ending on March 31, 2017, Consolidated Adjusted EBITDA shall be measured for the period of three consecutive months ending on such date, and multiplied by 4, (2) for the period ending on June 30, 2017, Consolidated Adjusted EBITDA shall be measured for the period of six consecutive months ending on such date, and multiplied by 2, and (3) for the period ending on September 30, 2017, Consolidated Adjusted EBITDA shall be measured for the period of nine consecutive months ending on such date, and multiplied by 4/3.

(d)               Section 5.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.13.  Equity Raise.  Holdings shall issue shares of its common Capital Stock or Permitted Preferred Stock after the First Amendment Effective Date and on or prior to May 31, 2016, the net cash proceeds of which received by Holdings (after giving effect to the repurchase of certain shares of Series B Stock from the "Purchasers" party to that certain Unit Purchase Agreement dated as of May 10, 2016, by and among Holdings and the "Purchasers" party thereto, as set forth therein) shall be at least $7,000,000. Holdings shall immediately contribute the net cash proceeds of such issuance of Capital Stock to Company, and $800,000 of such net cash proceeds shall promptly (and in any event within one (1) Business Day of Company's receipt of such net cash proceeds) be remitted to Administrative Agent for application to the outstanding principal amount of the Multi-Draw Term Loan in satisfaction of the $800,000 Installment due on June 30, 2016. The remaining proceeds shall be maintained in a Controlled Account.

(e)             Section 5.15 of the Credit Agreement is hereby amended by amending and restating clause (a) as follows and adding the following clause (c) to the end thereof:

"(a) On or before May 31, 2016, each of Vertex Refining OH and Vertex Refining NV shall have caused all of its Deposit Accounts to either be closed or to have become Controlled Accounts."

"(c) On or before May 31, 2016, Credit Parties shall deliver a completed Collateral Questionnaire in the form provided by Administrative Agent to Credit Parties, executed by an Authorized officer of each Credit Party, together with all attachments contemplated thereby."

2.                  Agreement Regarding Financial Covenant Testing. So long as the Credit Parties have fully complied with the covenant set forth in Section 5.13 of the Credit Agreement (after giving effect to this Amendment), the financial covenants set forth in Sections 6.8(a) and 6.8(b) of the Credit Agreement will not be tested for the Fiscal Quarters ending September 30, 2016 and December 31, 2016; provided, that notwithstanding the foregoing, Holdings will continue to deliver the financial statements and other reports required by Section 5.1 of the Credit Agreement as set forth therein.

3.                  Representations and Warranties. Each Credit Party hereby represents and warrants to Administrative Agent and Lenders that:

(a)                The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate or limited liability action, as applicable, on the part of such Credit Party;

(b)               after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and

(c)                the representations and warranties set forth in the Credit Agreement and in the other Credit Documents, as amended to date, are true and correct in all material respects on and as of the date hereof.

4.                  Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:

(a)                Administrative Agent shall have received a copy of this Amendment executed by the Credit Parties and each Lender;

(b)               Administrative Agent shall have received a Trademark Security Agreement executed by Company and Vertex Refining OH;

(c)                Administrative Agent shall have received reimbursement or payment of its fees, costs and expenses incurred in connection with this Amendment or the Credit Agreement (including, fees, charges and disbursements of counsel to Administrative Agent); and

(d)               after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment.

5.                  Release.

(a)                In consideration of the agreements of Administrative Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company, Holdings and each other Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and each Lender, each of their successors and assigns, each of their respective affiliates, and their respective affiliates' present and former shareholders, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Administrative Agent and Lenders and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, either known or suspected, both at law and in equity, which Company, Holdings or any other Credit Party or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Credit Documents or transactions thereunder or related thereto.

(b)               Company, Holdings and each other Credit Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

6.                  Miscellaneous.

(a)                Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(b)               Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt by telecopy or other electronic format (e.g. pdf) of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

(c)                Reference to Credit Agreement. Each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the Credit Agreement or in any other Credit Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment.

(d)               Costs and Expenses. Credit Parties acknowledge that Section 10.2 of the Credit Agreement (Expenses) applies to this Amendment and the transactions, agreements and documents contemplated hereunder.

(e)                Credit Document. This Amendment shall constitute a Credit Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

CREDIT PARTIES:

VERTEX ENERGY OPERATING, LLC

VERTEX ENERGY, INC.

VERTEX ACQUISITION SUB, LLC

VERTEX MERGER SUB, LLC

VERTEX REFINING NV, LLC

VERTEX REFINING OH, LLC

VERTEX REFINING LA, LLC

VERTEX II GP, LLC

GOLDEN STATE LUBRICANTS WORKS, LLC

BANGO OIL, LLC

By: /s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President and Chief Executive Officer of Each of the Above Obligors

CEDAR MARINE TERMINALS, LP

CROSSROAD CARRIERS, L.P.

VERTEX RECOVERY, L.P.

H&H OIL, L. P.

By: VERTEX II GP, LLC, Sole General Partner of Each of the Above Obligors

By: /s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President and Chief Executive Officer

Signature Page to Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement

ADMINISTRATIVE AGENT:

GOLDMAN SACHS BANK USA, as Administrative Agent

By: /s/ Stephen W. Hipp
Name: Stephen W. Hipp
Title: Authorized Signatory

LENDER:

GOLDMAN SACHS SPECIALTY LENDING HOLDINGS, INC., as a Lender

By: /s/ Stephen W. Hipp
Name: Stephen W. Hipp
Title: SVP

Signature Page to Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement